Exhibit 3.44

ARTICLES OF INCORPORATION

OF

MCNEIL SECURITY, INC.

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

1.                                      The name of this corporation is McNeil Security, Inc.

2.                                      The number of shares the corporation is authorized to issue is 10. All 10 shares are of common stock only.

3.                                      A.            The corporation’s initial registered office address which is the business address of the initial registered agent is: 6564 Loisdale Court, Suite 800, Springfield, VA 22150.

B.            The registered office is physically located in Springfield, VA 22150 which is in Fairfax County, Virginia.

4.                                      A.            The name of the corporation’s initial registered agent is: James McNeil.

B.            The registered agent is an individual who is a resident of Virginia and an initial director of the corporation.

5.                                      The names and addresses of the initial directors are:

James L. McNeil 6564 Loisdale Ct. Suite 800, Springfield, Va. 22150

[ILLEGIBLE] J. Thomas 6564 Loisdale Ct. Suite 800, Springfield, Va 22150

Michael W. [ILLEGIBLE] 4350 North [ILLEGIBLE] Drive, Ste 820, Arlington, VA 22203

6.             INCORPORATOR:

/s/ James L. McNeil	James L. McNeil
Chairman
Board of Directors

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

October 21, 2002

The State Corporation Commission has found the accompanying articles submitted on behalf of

McNeil Security, Inc.

to comply with the requirements of law, and confirms payment of all required fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective October 21, 2002.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ [ILLEGIBLE]
Commissioner

CORPACPT

CIS0436

02-10-18-0015

Commonwealth Of Virginia

State Corporation Commission

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of all documents constituting the charter of McNeil Security, Inc. on file in the Clerk’s Office of the Commission.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date:
May 4, 2015

/s/ Joel H. Peck
Joel H. Peck, Clerk of the Commission

CIS0502